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                                 EXHIBIT 10.23

                        SEPARATION AND RELEASE AGREEMENT

     This Separation and Release Agreement ("Agreement") is entered into by and between Michael O. Fifer ("Employee"), of 14 Woodcrest Road, Manchester, Massachusetts 01944 and Watts Industries, Inc., including its subsidiaries and affiliates (hereinafter referred to individually and collectively as "the Company"), with a principal office at 815 Chestnut Street, North Andover, Massachusetts 01845. The purpose of this Agreement is to establish an amicable arrangement for ending Employee's employment relationship with the Company as of May 31, 2003.

     Employee acknowledges that he is entering into this Agreement voluntarily and that the Company has advised him in writing to seek the advice of an attorney prior to executing this Agreement. Employee further acknowledges that he has carefully read and fully understands all aspects of this Agreement, including that he is voluntarily giving up his right to bring any and all possible legal claims against the Company, including but not limited to claims relating to his employment or the termination thereof. By entering into this Agreement, Employee acknowledges that the Company is not admitting in any way that it violated any legal obligation that it owed to him or to any person.

     In exchange for the Company's payment of severance and other valuable consideration as set forth in this Agreement, and Employee's execution of this Agreement and agreement to terminate his employment with the Company effective May 31, 2003 (hereinafter referred to as the "Termination Date") and the Employee's agreement to release and waive any and all claims against the Company, as set forth in Paragraphs 13 and 14 below, the Company and Employee mutually agree as follows:

     (1) The Company will consider Employee as an inactive employee of the Company for the period from November 25, 2002 to May 31, 2003 ("Inactive Employee Period"). During the Inactive Employee Period, Employee will be paid his regular base salary, less the usual deductions for taxes and benefits. Such salary payments shall take place on the following dates in accordance with the Company's usual payroll cycle: December 16, 2002; and on or about the 16th day of January through May, 2003. As an inactive employee, Employee will not perform any duties for or on behalf of the Company unless expressly authorized by the Company in writing. During this period, Employee agrees that he will provide services to the Company on an as-needed basis.

     (2) Commencing effective June 1, 2003, the Company agrees to pay severance payments to Employee consisting of continuation of Employee's base salary rate in effect on the Termination Date, less appropriate federal, state, FICA and other payroll deductions, for seven (7) months through December 31, 2003 ("the Severance Pay Period"). The severance payments will be made on a monthly basis on or about the 16th day of each month in the Severance Pay Period in accordance with the Company's normal payroll cycle.

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     (3)      Employee has already been paid his salary wages, less the usual deductions, up to and including November 29, 2002. Employee will not report to work after November 25, 2002. Employee will be considered to have resigned from active employment and as an officer of the Company and any of its subsidiaries and affiliates effective as of November 25, 2002.

     (4) Medical and dental plan participation will continue under the Company's plans until May 31, 2003 at which point Employee's eligibility to participate in such plans cease unless Employee exercises extension rights under the COBRA law as will be explained under separate cover. Upon Employee's election of COBRA coverage, the Company agrees to pay Employee's medical and dental, if any, COBRA premium for the Severance Pay Period, subject to his continued eligibility for COBRA coverage.

     (5) Employee's participation in the Company's other benefit plans shall cease in accordance with their terms on May 31, 2003. This includes, without limitation, the termination of Employee's participation in the following Company Plans in accordance with the terms of the respective plan provisions: Stock Option Plans; Management Stock Purchase Plan; Short-Term Disability Plan; Long-Term Disability Plan; Pension Plan; Supplemental Pension Plan; 401(k) Plan; and Life Insurance Plan.

     (6) Employee will separately receive a payment equal to fourteen (14) days accrued vacation, less appropriate tax withholdings. As an inactive employee, no vacation will accrue to Employee for fiscal year 2004.

     (7) In accordance with the provisions of the Executive Bonus Plan in which Employee participates, the Company will pay Employee his bonus earned for fiscal year 2002, less the usual tax deductions, in accordance with the established performance goals and guidelines, if and when such bonuses are awarded in the normal course of the Company's business. Mr. Fifer will not be eligible to participate in the Executive Bonus Plan for fiscal year 2003.

     (8) The Company will provide the Employee with a senior executive outplacement program through Lee Hecht Harrison for a period of one (1) year.

     (9) Mr. Fifer's outstanding loan under the Executive Stock Purchase Loan Plan ("Loan Plan") will be handled in accordance with the terms of the Loan Plan and the Promissory Note executed by Employee.

     (10) Except for the Company cell phone, computer equipment, and automobile (all of which Employee agrees to return to the Company on or before December 31, 2002), Employee hereby represents that he has delivered, or will deliver, to the Company any Company property previously provided to him by the Company together with any and all documents, tapes, computer discs, software,

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              information, records, drawings, data or any other Company
              information and materials in any format which were in his possession or under his control.

     (11) Employee also acknowledges and agrees that during the course of his employment with the Company he obtained or was otherwise provided with confidential and proprietary information from the Company in confidence for use in connection with his work for the Company. Employee agrees not to use such information or to disclose such information to others. "Confidential Information" shall include, but not be limited to, customer lists, brochures, drawings, techniques, processes, "know-how", reports, and other such information of any nature made available to Employee by virtue of Employee's association with the Company. This Confidential Information shall be held in strict confidence for as long as this Confidential Information is not known or available to the general public.

     (12) The parties agree that Employee's employment with the Company will be terminated effective May 31, 2003. Employee understands that in exchange for his release of claims, and other consideration set forth in this Agreement, against the Company and others, he is eligible to receive the severance pay and other valuable consideration as set forth in this Agreement. Employee acknowledges that he is entitled to no other compensation or benefits, other than as expressly set forth in this Agreement, and he hereby waives all claims thereto.

     (13) Except for certain vested pension benefits, if any, Employee, of his own free will, hereby voluntarily releases and forever discharges the Company, its subsidiaries and affiliates, and its and their predecessors, successors and assigns and its and their current and former directors, officers, shareholders, employees and agents, both individually and in their official capacities with those entities, of and from any and all actions or causes of action, suits, claims, demands, liabilities, charges, complaints, contracts, agreements and promises, whatsoever, in law or equity, which against any of them, Employee, his heirs, executors, administrators, successors, and assigns may now have or hereafter can, shall or may have for, upon or by reason of any matter, cause or action whatsoever, whether or not known to him, that has occurred up to the date of his execution of this Agreement, including without limitation those claims arising out of (a) his employment by the Company (except only such matter as to which Employee is entitled to coverage as an insured, pursuant to the terms of any insurance policy owned by the Company at the time that matter shall be deemed to have occurred), (b) the compensation, benefits, terms and conditions of his employment and
              (c) the decision that his employment shall cease, including but not limited to, any alleged violation of TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED, THE CIVIL RIGHTS ACT OF 1991, SECTIONS 1981 THROUGH 1988 OF TITLE 42 OF THE UNITED STATES CODE, AS AMENDED, THE NATIONAL LABOR RELATIONS ACT, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAMILY MEDICAL LEAVE ACT (29 U.S.C. SEC. 2601, ET SEQ.), THE OCCUPATIONAL SAFETY

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              AND HEALTH ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
              1974, AS AMENDED, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, THE OLDER WORKERS BENEFIT PROTECTION ACT, 29 U.S.C. SECTION 626(f) (1997) and any other federal, state or local laws, regulations or ordinances, and/or public policy, contract or tort law, having any bearing whatsoever on the terms and conditions and/or cessation of his employment with the Company, or any of its subsidiaries and affiliates and any predecessors or successors thereof, he ever had or has as of the date of his execution of this Agreement.

     (14) Employee waives the right to file any charge or complaint on his own behalf and/or to participate in any charge or complaint which may be made by any other person or organization on his behalf before any federal, state, or local court or administrative agency against the Company, or any of its subsidiaries and affiliates and its predecessors, successors, assigns, current and former directors, officers, shareholders, employees or agents, except as such waiver is prohibited by law. Should any such charge or complaint be filed, Employee agrees that he will not accept any relief or recovery therefrom. Employee confirms that no charge, complaint, or action exists in any forum or form.

     (15) Employee acknowledges that he has been given the opportunity to consider this Agreement for twenty-one (21) days before signing it. In the event that Employee signs this Agreement within less than twenty-one (21) days of his receiving it, he acknowledges that he did so voluntarily and with knowledge of the opportunity to consider this Agreement for the entire twenty-one (21) day period. Employee also acknowledges that for a period of seven (7) days following the date he signs this Agreement he may revoke its terms by written notice sent to RONALD W. GORSKI, CORPORATE ATTORNEY AT 815 CHESTNUT STREET, NORTH ANDOVER, MA 01845 and postmarked within seven (7) days of execution. This Agreement shall not become effective or enforceable until the seven (7) day period following his execution hereof has expired, unless the seventh (7th) day is a Saturday, Sunday or legal holiday in Massachusetts, in which event the revocation period shall not expire until the next following day which is not a Saturday, Sunday or legal holiday. No payments will be made under this Agreement until the seven-day period has expired following Employee's execution of this Agreement.

     (16) Employee agrees to not make any disparaging statements concerning the Company or any of its subsidiaries or affiliates or current or former officers, directors, employees or agents. Employee further agrees not to take any actions or conduct himself in any way that could reasonably be expected to adversely affect the reputation or goodwill of the Company or any of its current or former officers, directors, employees or agents. Employer agrees to direct all employees whom it informs the terms of this Agreement (other than as a result of a financial disclosure) not to make any disparaging statements concerning the Employee.

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     (17)     Employee agrees that he will not solicit any of Employer's employees for a competing business or otherwise induce or attempt to induce such employees to terminate their employment with Employer for the period of time through December 31, 2003.

     (18) This Agreement shall be construed to be a contract to be governed by the laws of the Commonwealth of Massachusetts, excluding its conflicts of laws principles. The parties agree that this Agreement represents the entire agreement of the parties and supersedes (except as set forth in Paragraph 6) all prior communications, agreements or understandings, either oral or written, if any, regarding the terms of his termination.

     (19) The parties have read and fully considered each and every paragraph of the foregoing Agreement and are mutually desirous of entering into such Agreement, provided Employee shall have executed, notarized and returned three (3) originals of this Agreement to the attention of Ronald W. Gorski, Corporate Attorney at the address set forth in paragraph 15 NO LATER THAN MONDAY, DECEMBER 30, 2002. No severance payments shall be made or other valuable consideration extended under this Agreement unless and until the Employee executes the Agreement and returns it to the Company as provided in the immediately preceding sentence.

     (20) Employee agrees to keep the existence and terms of this Agreement and the negotiations leading to this Agreement in the strictest confidence at all times and not reveal the existence or terms of this Agreement or such negotiations to any persons except his immediate family members, his attorney, and his financial advisors, and to them only provided that they also agree to keep such information completely confidential. Notwithstanding the foregoing, Employee may make disclosure to the extent required by law or to the extent reasonably necessary to enforce his rights under this Agreement, PROVIDED, HOWEVER, that he gives as much advance notice as reasonably possible to the Company concerning any such anticipated disclosure. Employee further represents that at all times before signing this Agreement, he has kept the negotiations leading to this Agreement completely confidential except for permitted disclosures as set forth in the first sentence of this Paragraph.

     (21) If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining terms, covenants and conditions shall remain in full force and effect.

EMPLOYEE HAS BEEN ADVISED THAT HE HAS AT LEAST TWENTY-ONE (21) DAYS TO CONSIDER THIS AGREEMENT AND HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT. EMPLOYEE FURTHER UNDERSTANDS THAT HE MAY REVOKE THIS AGREEMENT

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FOR A PERIOD OF SEVEN (7) DAYS FOLLOWING THE DAY HE EXECUTES THE AGREEMENT AND
SAID AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED. EMPLOYEE UNDERSTANDS THAT THIS AGREEMENT WILL BE A BINDING LEGAL DOCUMENT AND THAT HIS SIGNATURE WILL COMMIT HIM TO ITS TERMS. HAVING ELECTED TO EXECUTE THIS AGREEMENT, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE SUMS AS SET FORTH IN PARAGRAPH 1 AND 2 ABOVE AND OTHER SUMS AND BENEFITS TO WHICH HE WOULD NOT OTHERWISE BE ENTITLED, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS HE HAS OR MIGHT HAVE AGAINST THE COMPANY AND RELATED PERSONS AND ENTITIES.

     NOW THEREFORE, the parties to this Agreement hereby set their hands and seals on this 30 day of DECEMBER, 2002.


                              /s/ Michael O. Fifer
                              -------------------------
                                  Michael O. Fifer


Sworn to before me this 30th day of DECEMBER, 2002


        /s/ Kathy Bradley
        -----------------------------
        Notary Public
        My Commission Expires: 9-7-02


                              WATTS INDUSTRIES, INC.

                              By: /s/ William C. McCartney
                                  ------------------------

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